UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 23, 2020

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)
Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road N.E., Suite 1550, Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(404) 639-6500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ABCB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On September 23, 2020, Ameris Bancorp (the “Company”) filed a preliminary prospectus supplement for an underwritten public offering of the Company’s fixed-to-floating rate subordinated notes due 2030 (the “Notes”).

A copy of the investor presentation being used in connection with the offering of the Notes is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The offering of Notes is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-248945) previously filed with the Securities and Exchange Commission. Any offer or sale of the Notes will be made only by means of a prospectus supplement relating to the offering and the accompanying prospectus.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Subordinated Notes Offering Investor Presentation dated September 2020

Exhibit 101.SCH *	Inline XBRL Taxonomy Extension Schema Document

Exhibit 101.CAL *	Inline XBRL Taxonomy Extension Calculation Linkbase Document

Exhibit 101.DEF *	Inline XBRL Taxonomy Extension Definition Linkbase Document

Exhibit 101.LAB *	Inline XBRL Taxonomy Extension Label Linkbase Document

Exhibit 101.PRE *	Inline XBRL Taxonomy Extension Presentation Linkbase Document

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Chief Financial Officer

Date: September 23, 2020